Calculation of Filing Fee Tables
S-3
QXO, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	457(a)	13,066,710	$ 19.98	$ 261,072,865.80	0.0001381	$ 36,054.16
Fees to be Paid	2	Equity	Series C Convertible Perpetual Preferred Stock, par value $0.001 per share	Other	192,533		$ 1,654,540,543.26	0.0001381	$ 228,492.05
Fees to be Paid	3	Equity	Common Stock, par value $0.0001 per share, issuable upon conversion of the Series C Convertible Perpetual Preferred Stock	Other	82,809,837		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,915,613,409.06		$ 264,546.21
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 264,546.21
Offering Note
[1]	The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3ASR (File No. 333-281084) filed with the Securities and Exchange Commission on July 29, 2024 (the "Registration Statement"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement. Amount Registered represents shares of common stock offered by the selling stockholders in this prospectus supplement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), may be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on April 28, 2026, which was $19.98.

[2]	Amount Registered represents shares of Series C Convertible Perpetual Preferred Stock ("Series C Preferred Stock") offered by the selling stockholders in this prospectus supplement and includes an indeterminate number of additional shares of Series C Preferred Stock that, pursuant to Rule 416 under the Securities Act, may be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, calculated using the product of the conversion rate of the Series C Preferred Stock, multiplied by $19.98 per share of common stock, which is the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on April 28, 2026.

[3]	Amount Registered represents shares of common stock issuable upon conversion of the Series C Preferred Stock being registered under this Registration Statement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act, may be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. The shares of our common stock issuable upon conversion of the Series C Convertible Perpetual Preferred Stock will be issued for no additional consideration and therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date